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                                                                    EXHIBIT 99.1


NEWS RELEASE.......................NEWS RELEASE....................NEWS RELEASE


FOR IMMEDIATE RELEASE                      FOR FURTHER INFORMATION, CONTACT:
Date: May 5, 2004                          Kristy Williams  615-595-5531
                                           David McCurrach  615-591-1059


                           FRANKLIN FINANCIAL REPORTS
                                14% FIRST QUARTER
                                NET INCOME GROWTH


FRANKLIN, TENNESSEE, MAY 5, 2004 - Franklin Financial Corporation (FFC) reported first quarter financial results today. Net income of $3.3 million, or $0.36 per diluted share, for the first quarter of 2004 represents an increase of 14.3% from net income of $2.9 million, or $0.33 per diluted share, for the first quarter of 2003. An increase in net interest income of 3.7% and a decrease in the provision for loan loss expense contributed to the positive earnings results.

For the three months ended March 31, 2004, Franklin Financial achieved an annualized 22.14% return on average equity and an annualized 1.41% return on average assets. From March 31, 2003 to March 31, 2004, deposits grew 9.0%, from $735 million to $801 million; loans increased 5.6%, from $553 million to $584 million; and shareholders' equity increased 19.6%, from $52 million to $62 million.

"Everyone can be proud of these exceptional results as we near the final stages of our merger with Fifth Third," commented FFC Chairman, President and CEO Gordon E. Inman. "This level of performance speaks volumes to the loyalty of our customers as well as the dedication and hard work of our employees. Both groups are to be commended."

"The milestones Franklin Financial has achieved set the pace for our ongoing success," Inman went on to say. "New products, more locations and Fifth Third's reputation for superior customer service should allow us to take those achievements to a whole new level as we continue to set the standard for banking excellence in Middle Tennessee."

The common stock of Franklin Financial Corporation began trading on the Nasdaq National Market under the symbol "FNFN" on May 1, 2001. Corporate data may be found on the Internet at www.fnfn.net.

Franklin Financial Corporation is the parent company of Franklin National Bank, Franklin Financial Mortgage and Franklin Financial Securities. Franklin National Bank operates nine retail branches with ATM's in Williamson, Davidson, and Maury counties. The bank's Internet site is FranklinNetBranch.com.
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On July 24, 2002, Fifth Third Bancorp (Nasdaq: FITB-News) and Franklin Financial
Corporation announced the signing of a definitive agreement in which Fifth Third will acquire Franklin Financial Corporation. On March 27, 2003, the definitive agreement was amended to extend the termination date to June 30, 2004 and to revise the exchange ratio. The merger is expected to be completed in the second quarter of 2004 and is subject to regulatory approval.

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING FRANKLIN FINANCIAL CORPORATION'S FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND FRANKLIN FINANCIAL CORPORATION'S CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT FRANKLIN FINANCIAL CORPORATION, IS CONTAINED IN FRANKLIN FINANCIAL CORPORATION'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.




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                         Franklin Financial Corporation
                           (ALL DOLLARS IN THOUSANDS)
                                   (UNAUDITED)
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


                                                                         THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                     ------------------------------
                                                                       2004                 2003
                                                                     ----------          ----------
AVERAGE BALANCES
   Loans                                                             $  570,767          $  546,675
   Securities                                                           315,037             262,174
   Earning Assets                                                       893,132             830,447
   Total Assets                                                         936,728             869,126

   Demand deposits                                                       71,290              78,716
   Interest-Bearing Deposits                                            723,280             659,248
   Total Deposits                                                       794,570             737,964
   Shareholders' Equity                                                  59,668              50,312

KEY PERFORMANCE RATIOS
   Return on Average Assets (Annualized)                                   1.41%               1.33%
   Return on Average Equity (Annualized)                                  22.14               22.98
   Net Interest Margin                                                     3.68                3.76
   Efficiency Ratio                                                       47.22               49.40

ASSET QUALITY DATA
   Nonperforming Assets                                              $    4,278          $    7,226

   Allowance for Loan and Lease Losses                                    5,958               5,935

   Net Charge-Offs                                                           71                 745

   Nonperforming Assets to Total Loans                                     0.73%               1.31%
   Allowance for Loan and Lease Losses to
      Period-End Loans                                                     1.02                1.07
   Net Charge-Offs to Average Loans                                        0.01                0.14
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                         FRANKLIN FINANCIAL CORPORATION
                           (ALL DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


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

                                                      THREE MONTHS ENDED
                                                           MARCH 31,
                                            -------------------------------------
                                                                          Percent
                                              2004            2003        CHANGE
                                            -------         -------       -------
Interest income                             $11,811         $11,874         (0.5)
Interest expense                              3,709           4,060         (8.6)
                                            -------         -------

Net interest income                           8,102           7,814          3.7
Provision for loan losses                       202             920        (78.0)
Non-interest income                           2,000           3,067        (34.8)
Non-interest expense                          4,932           5,463         (9.7)
                                            -------         -------

Income before income taxes                    4,968           4,498         10.4

Income taxes                                  1,665           1,608          3.5
                                            -------         -------

Net income                                  $ 3,303         $ 2,890         14.3
                                            -------         -------

Per Share Data
Basic                                       $  0.39         $  0.35         11.4
Diluted                                        0.36            0.33          9.1
Cash Dividends                               0.0625         0.05775          8.2
Common book value per share                    7.37            6.29         17.1
Weighted average shares outstanding
  Basic                                       8,401           8,143          3.2
  Diluted                                     9,131           8,845          3.2



BALANCE SHEET SUMMARY                                        MARCH 31,
                                                   ----------------------------        PERCENT
                                                      2004                2003          CHANGE
                                                   ---------          ---------        -------
Assets
  Cash and cash equivalents                        $  25,734          $  33,924         (24.1)
  Federal funds sold                                       0                  0             0
  Securities                                         320,284            283,110          13.1
  Loans                                              583,790            552,700           5.6
  Allowance for loan losses                           (5,958)            (5,935)          0.4
                                                   ---------          ---------
  Net loans                                          577,832            546,765           5.7
  Other assets                                        23,742             23,564           0.8

Total assets                                       $ 947,592          $ 887,363           6.8
                                                   ---------          ---------

Liabilities and stockholders' equity
  Deposits                                         $ 801,205          $ 735,031           9.0
  Other borrowings                                    80,153             94,455         (15.1)
  Other liabilities                                    3,934              5,803         (32.2)
                                                   ---------          ---------
  Total liabilities                                  885,292            835,289           6.0
  Total stockholders' equity                          62,300             52,074          19.6
                                                   ---------          ---------

Total liabilities and stockholders' equity         $ 947,592          $ 887,363           6.8
                                                   ---------          ---------
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